UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In response to inquiries made by certain investors, including Icahn Partners LP, WebMD Health Corp. (which we sometimes refer to as the Company) is providing the following additional information concerning the process that the independent directors of its Board of Directors undertook in 2011 to consider strategic alternatives for enhancing stockholder value.

The Company has, from time to time, engaged in discussions with potential strategic partners in connection with possible value-enhancing transactions, including a potential sale of the Company and potential acquisitions of third parties by the Company. These discussions were exploratory in nature and did not result in the submission of any proposals to acquire the Company by any of the potential strategic partners.

As a result of in-bound calls from a private equity firm expressing interest in a possible acquisition of the Company, on July 29, 2011, the Board of Directors established a Special Committee consisting of all the independent directors to formally consider strategic alternatives for enhancing stockholder value, including the consideration of a potential value-enhancing transaction involving one or more potential private equity buyers. The Special Committee engaged in preliminary discussions with two potential private equity buyers, both of which received a management presentation. However, on August 14, 2011, the Special Committee determined not to proceed with the process in view of market conditions existing at such time.

During late September through mid-October, five potential strategic buyers were contacted to determine whether any of such entities might have an interest in acquiring the Company. Only one of the potential strategic buyers expressed any interest in a possible acquisition of the Company and a meeting was arranged between the Company and that entity. Following the meeting, the strategic entity indicated that it was not interested in pursuing an acquisition of the Company.

On October 21, 2011, certain investment funds affiliated with Carl Icahn filed a Schedule 13D reporting beneficial ownership of 7.94% of the Company’s common stock.

As a result of in-bound calls from private equity firms expressing continued interest in a possible acquisition of the Company, in early November 2011, Credit Suisse, the Special Committee’s independent financial advisor, was authorized to engage in discussions with potential private equity buyers about a possible acquisition of the Company. Based on the results of these discussions, on November 22, 2011, the Special Committee re-instated the process of considering the potential sale of the Company to a private equity firm. The Special Committee, with the assistance of Credit Suisse and Davis Polk & Wardwell, its independent legal advisor, initially engaged in a series of discussions with four potential private equity buyers, including the two private equity firms that had engaged in discussions with the Special Committee in August 2011. Each of the four potential private equity buyers conducted a due diligence investigation of the Company’s business, and a deadline of December 19, 2011 was set for the submission of definitive proposals to acquire the Company. However, based on discussions with the potential private equity buyers just prior to the December 19 deadline, the Special Committee concluded that it would either receive proposals well below the then trading price of the Company’s common stock or that certain of the potential private equity buyers likely would not submit any proposal to acquire the Company. In addition, one of the initial four potential private equity buyers withdrew from the process. These discussions took place prior to the determination by the Company that it expected its 2012 revenues and earnings would be lower than 2011 as disclosed in its January 10, 2012 press release.

Based on the foregoing discussions, the Special Committee determined to extend the bid deadline for submission of definitive proposals until January 24, 2012, and to invite into the process three additional private equity firms which had recently expressed interest in acquiring the Company. The three new potential private equity buyers were provided access to management and due diligence materials. However, based on discussions with certain of the potential private equity buyers that took place just prior to the issuance of the Company’s January 10, 2012 press release, the Special Committee again concluded that it would either receive proposals well below the then trading price of its common stock or that certain of the potential private equity buyers likely would not submit any proposal at all to acquire the Company. As a result of these discussions, and as disclosed in the Company’s press release of January 10, 2012, the Special Committee determined to terminate discussions with all of the potential private equity buyers and to terminate the process.

In its January 10, 2012 press release, the Company also announced, among other things, that it expects 2012 revenues and earnings to be lower than 2011 and that its Chief Executive Officer had resigned. His resignation was not a result of any disagreement or dispute regarding the potential sale process.

The Special Committee oversaw the potential sale process and the Company’s Chairman, Martin J. Wygod, did not participate as a member of the Special Committee. The Company’s Board of Directors believed that each potential private equity buyer was likely to require or request management’s participation in the transaction as a condition to its willingness to acquire the Company. The Board of Directors wanted to ensure that these discussions did not create or result in any perceived conflict of interest and concluded that the most effective manner of doing so was to exclude Mr. Wygod from participation on the Special Committee. However, the Special Committee at all times had the benefit of the full cooperation, insight and expertise of Mr. Wygod. There were no arrangements between any of the potential private equity buyers and management or Mr. Wygod, and discussions with the potential private equity buyers never progressed to the stage where the private equity firms made a proposal regarding the participation in a potential transaction by management or Mr. Wygod.

The Company notes that there is no truth to the reports that Softbank was involved in the Company’s potential sales process.

The information in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: January 19, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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